eog resources

LETTERHEAD

July 14, 2000

File: P-1660

International Frontier Resources Ltd.	Pacific Rodera Ventures Inc.
312, 1117 First Street S.W.	707, 1030 - West Georgia Street
CALGARY, Alberta T2R OT9	VANCOUVER, B.C. V6E 2Y3
Attention: Mr. Pat Boswell	Attention: Mr. David Williams

Dear Sirs:

RE: Amending Letter to Financing & Joint Venture Proposal dated July 12, 2000 Central Mackenzie Valley Area, NWT

Pursuant to our discussions, EOG Canada Resources Inc. ("EOG"), International Frontier Resources Ltd. ("IFR") and Pacific Rodera Ventures Inc. ("PRV") hereby agree that paragraph 3 (i) of the captioned Agreement is hereby amended and replaced with the following:

(i) IFR/PRV shall assign and convey to EOG effective September 1, 2000, an undivided 10% working interest in the Existing Lands and a 10% interest in the Confidential Data, with EOG bearing responsibility for reproduction costs for copies thereof. In addition, EOG shall be novated into the JOA governing the Existing Lands and any other agreements pertaining to the Confidential Data.

To indicate your agreement to the above amendment, please sign and return two (2) copies of this counterpart to the undersigned for our further handling.

Yours very truly,

EOG RESOURCES CANADA INC.

/s/ "Louis N. d'Abadie"

Louis N. d'Abadie

Project Landman

Accepted and agreed to this ___ day of July, 2000

INTERNATIONAL FRONTIER RESOURCES LTD.	PACIFIC RODERA VENTURES INC.
Per: /s/ " Pat Boswell"	Per: /s/ "Harry Chew"